United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2010

Home BancShares, Inc.
(Exact name of registrant as specified in its charter)

Arkansas	000-51904	71-0682831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (501) 328-4770

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

On December 29, 2010, the board of directors of Centennial Bank, a subsidiary of Home BancShares, Inc. (the "Company"), determined a material charge for impairment to certain loans is required pursuant to generally accepted accounting principles applicable to Centennial Bank and the Company. As a result, the Company has charged the reserve for approximately $53 million for these loans. Consequently, the Company has determined it will record a fourth quarter of 2010 provision for loan losses in the range of $60 million to $65 million.

Of the amount charged off for the impaired loans, approximately half is related to extensions of credit to several borrowers (whose financial condition has deteriorated) in the Company's Florida market. The other half relate to loans in the Company's Arkansas market, primarily involving one borrowing relationship. After a review of the loans to this borrower, the board determined the terms and conditions of the loan documents are unlikely to be met due to a recent change in circumstances regarding the collectability of pledged collateral. The board's conclusion with respect to the remainder of the impaired loans was based on the lack of significant economic recovery in certain areas of the Company's Florida market and the Company's unsuccessful efforts thus far to collect on the loans.

The Company recently became aware fraudulent rural improvement district bonds had been sold to various financial institutions in Arkansas. As a result of the apparent fraud the board of directors also authorized a $3.6 million charge to investment securities. In addition, fraudulent loans associated with the issuer of the bonds in the amount of $2.2 million were also included in the loan charge offs noted above.

At this time, the Company does not anticipate these impairment charges will result in any future material cash expenditures.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this report that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this report. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, estimates regarding impairment charges, the ability to recover some portion of the indebtedness and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that could cause actual results to differ materially are included in its Annual Report on Form 10-K for the year ended December 31, 2009, and in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, filed with the Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

The Company hereby furnishes its press release dated January 3, 2010, which is attached hereto as Exhibit 99.1, announcing several financial developments and activities relating to the fourth quarter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release: Home BancShares, Inc. Announces Several Financial Developments and Activities Relating to the Fourth Quarter

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc. (Registrant)
January 3, 2011 (Date)	/s/ RANDY MAYOR Randy Mayor Chief Financial Officer